Exhibit 5.1

Opinion of Daniel T. Lis, Esq.

January 25, 2007

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Corporate Secretary of Kelly Services, Inc., a Delaware corporation (the “Company”), and have advised the Company in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale by certain selling stockholders of up to 5,232,500 shares of the Company’s Class A Common Stock, par value $1.00 per share (the “Shares”).

I have reviewed originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as I have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

Daniel T. Lis, Esq.